Exhibit 10.1

MATRIA HEALTHCARE, INC.
LONG-TERM STOCK INCENTIVE PLAN

1. Establishment, Purpose, and Definitions.

(a) Matria Healthcare, Inc. (the “Company”) hereby amends and restates the Matria Healthcare, Inc. 2004 Stock Incentive Plan to provide additional incentives hereunder and renames the plan the Matria Healthcare, Inc. Long-Term Stock Incentive Plan (the “Plan”).

(b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5 below) and to provide incentives to such individuals for their services, increased efforts, and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock, $0.01 par value per share, of the Company (the “Stock”) pursuant to options which may qualify as incentive stock options (referred to as “incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as “non-qualified stock options”). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights (“SARs”), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

(c) The term “Affiliate” as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries of the Company that become such after adoption of the Plan.

2. Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the “Committee”). To the extent necessary to exempt transactions under the Plan from Section 16(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) the Committee shall consist of at least (a) two (2) members of the Board or (b) such lesser number of members of the Board as permitted by Rule 16b-3 adopted under the Exchange Act (“Rule 16b-3”); and (ii) each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3), or grants and awards under the Plan to persons subject to Section 16 of the Exchange Act (“Insiders”) shall be determined by a subcommittee consisting solely of Non-Employee Directors or by the full Board. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the “Committee” shall be construed to refer to the Board.

(b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock, and the number of shares subject to such options).

(c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor), and the number of shares or SARs to be granted.

(d) Subject to Section 16 below, the Committee may (i) amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder’s rights under an outstanding option or SAR shall not be made without the holder’s written consent; (ii) with the holder’s written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee; or (iii) amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual’s rights to the Stock shall not be made without his or her written consent. Notwithstanding the foregoing, without the prior approval of the Company’s stockholders sufficient to approve the Plan in the first instance: the Committee shall not reprice any option by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices.

(e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, SARs, or Stock granted or issued under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

(f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs or Stock to any “Covered Employee,” as such term is defined by Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two (2) or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the “Subcommittee”), to the extent necessary to qualify such grants as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the “Committee” shall be deemed to be references to the Subcommittee, as specified above.

3. Fair Market Value. Where this Plan uses the term “fair market value” in connection with the Stock, such fair market value shall be determined by the Committee as follows:

(a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing price is quoted shall be determinative of fair market value; or

(b) If the Stock is not traded on an exchange or national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

4. Stock Subject to the Plan.

(a) Subject to adjustment pursuant to Section 4(c) below, the aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 1,610,000 shares of Stock. The number of shares of Stock available for issuance as incentive stock options shall be 1,610,000 shares of Stock.

(b) To the extent any shares of Stock covered by an option are not delivered to an optionee because the option is surrendered, forfeited, canceled or for any other reason ceases to be exercisable in whole or in part or the shares of Stock are not delivered because the Option is used to satisfy the applicable tax withholding obligation, such shares shall continue to be available under the Plan and shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If the exercise price of any option granted under the Plan is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants under the Plan shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

5. Eligible Individuals. Individuals who shall be eligible to have granted to them options, SARs, or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

6. Terms and Conditions of Options and SARs.

(a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

(b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five (5) years.

(c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

(d) The exercise price of each option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. Notwithstanding the foregoing, (i) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted; and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in Section 4(c) above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby, the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee.

(f) Payment of the purchase price and any withholding amounts pursuant to Section 11 upon the exercise of any option or SAR granted under this Plan shall be made in cash or by optionee’s personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price and any such withholding amounts in whole or in part (i) with shares of Stock owned by the optionee (provided that any shares of stock tendered for payment shall have been owned for a period of six (6) months, or such other period as in the opinion of the Committee shall be sufficient to avoid an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee’s promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate (provided, however, no promissory note may be accepted from an optionee that would be in violation of the Sarbanes Oxley Act of 2002 or any other federal or state law); or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

(g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

(h) The stock option agreement or SAR agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to qualify it.

(i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock may be made, to any individual per calendar year under this Plan shall not exceed 150,000 shares (which number may be increased without stockholder approval to reflect adjustments under Section 4(c) above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of an SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

7. Terms and Conditions of Stock Purchases and Bonuses.

(a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase agreement or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

(b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee, including, not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. Notwithstanding the foregoing, the restriction period applicable to restricted stock awards shall be at least one (1) year in the case of performance-based restricted stock awards and at least three (3) years in the case of all other restricted stock awards.

(c) Stock bonuses granted to officers and directors shall be expressly in lieu of salary or cash bonus.

8. Use of Proceeds. Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

9. Amendment, Suspension, or Termination of the Plan.

(a) Subject to Section 16 below, the Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

(i) to increase the maximum number of shares of Stock provided in Section 6(i) above, with respect to which restricted stock, SARs, or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan; or

(ii) to materially increase the number of shares of Stock available under the Plan, or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

(iii) to materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan, or to change the designation or class of persons eligible to receive incentive stock options under the Plan; or

(iv) to permit repricing of options by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrants of options with lower exercise prices; or

(v) to otherwise materially increase the benefits to participants.

(b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on April 12, 2015, the tenth anniversary of the date of adoption of this amendment and restatement of the Plan, unless previously terminated by the Board pursuant to this Section 9.

10. Assignability. No option or SAR granted pursuant to this Plan shall be transferable by the holder except to the extent provided in the option agreement or the SAR agreement covering the option or the SAR. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee’s lifetime, be exercisable only by the optionee.

11. Withholding Taxes. No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under the applicable tax law, or the receipt of cash payments.

12. Restrictions on Transfer of Shares. The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

13. Change in Control.

(a) For purposes of this Section 13, a “Change in Control” shall be deemed to occur upon:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Stock;

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

(b) For purposes of this Section 13, a “Corporate Transaction” shall be deemed to occur upon any of the following transactions to which the Company is a party:

(i) approval by the Company’s stockholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) approval by the Company’s stockholders of the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

(iii) approval by the Company’s stockholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(c) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus, or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus, or Stock purchase agreement hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, non-forfeitable, and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding option will not be so accelerated if and to the extent, (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

(d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii), and (b)(iii) of Section 13 above, the option or SAR shall remain exercisable for the remaining term of the option or SAR; and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein, unless such option or SAR is assumed by a successor corporation in the event of a Corporate Transaction described in clause (i) of Section 13(b). If an option or SAR is assumed in the event of a Corporate Transaction described in clause (i) of Section 13(b) above, the option or SAR shall remain exercisable for the remaining term of the option or SAR. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

(e) The Committee may provide in any option or SAR agreement hereunder that should the Company dispose of its equity holding in any subsidiary effected by, (i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company’s sale of or distribution to stockholders of substantially all of the outstanding capital stock of such subsidiary (“Subsidiary Disposition”) while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain exercisable until the expiration or sooner termination of the term of the option or SAR.

14. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date this amendment and restatement of the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs, or Stock granted to Covered Employees hereunder shall become effective only upon such stockholder approval. The Committee may grant incentive stock options or may grant options, SARs, or Stock to Covered Employees under the Plan prior to such stockholder approval, but until stockholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such stockholder approval is not obtained within the period provided above, all options, SARs, or Stock grants previously granted above shall terminate. If such stockholder approval is obtained at a duly held stockholders’ meeting, the Plan must be approved by a majority of the shares present or represented at the meeting and entitled to vote at such stockholders’ meeting at which a quorum, representing a majority of all outstanding voting stock of the Company, is, either in person or by proxy, present. If such stockholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding stock of the Company entitled to vote on such matter. However, approval at a meeting or by written consent may be obtained to a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code, or Rule 16b-3.

15. Rule 16b-3 Compliance.

(a) With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein as a condition to exemption from Section 16(b) of the Exchange Act, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as transactions with Insiders are concerned.

(b) If, subsequent to the Board’s adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 conditions or requirements addressed by the provisions of the Plan, the Board may amend the Plan without stockholder approval (unless such approval is required by Rule 16b-3, as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs, and Stock under the Plan to Insiders to be exempt from Section 16(b) liability under the Exchange Act.

16. Compliance with Section 409A of the Code. To the extent any provisions of the Plan, or any grants or payments under the Plan, are subject to Section 409A of the Code, it is intended that the Plan comply fully with and satisfy all the requirements of Section 409A of the Code (including, to the extent necessary, applying the definition of Change in Control in Section 409A(a)(2)(A)(v) of the Code to any award that is subject to Section 409A of the Code). Any provision, grant or payment that would cause the Plan or any grant or payment made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code, and which may be made without the consent of the holder of an option or SAR).

17. The Right of the Company to Terminate Employment. No provision in the Plan or any Option shall confer upon any optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.